                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             ----------------------

                            BOYD GAMING CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                 NEVADA                                  88-0242733
(State of Incorporation or Organization)             (I.R.S. Employer
                                                    Identification No.)


                           2950 SOUTH INDUSTRIAL ROAD
                            LAS VEGAS, NEVADA 89109
         (Address, including Zip Code, of Principal Executive Offices)

                             ----------------------


If this Form relates to the registration of a class      If this Form relates to the registration of a class
of debt securities and is effective upon filing          of debt securities and is to become effective
pursuant to General Instruction A(c)(1), please check    simultaneously with the effectiveness of a concurrent
the following box.  [X]                                  registration statement under the Securities Act of
                                                         1933 pursuant to General Instruction A(c)(2), please
                                                         check the following box.  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:


           TITLE OF EACH CLASS                                 NAME OF EACH EXCHANGE ON WHICH
           TO BE SO REGISTERED                                 EACH CLASS IS TO BE REGISTERED
           -------------------                                 ------------------------------
$200,000,000 aggregate principal amount of                        New York Stock Exchange
       9.25% Senior Notes Due 2003

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not applicable.
                          ----------------------------
                                (Title of Class)


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                            INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Incorporated herein by reference to the material set forth under the caption "Description of Notes" in the Registrant's Registration Statement on Form S-3, Registration No. 333-05555, which became effective on September 30, 1996.

ITEM 2.  EXHIBITS.

         1* Form of Indenture (including Form of Note) among Registrant, California Hotel and Casino, Boyd Tunica, Inc., Boyd Mississippi, Inc., Boyd Kansas City, Inc., Boyd Kenner, Inc., Mare-Bear, Inc., Sam-Will, Inc., Eldorado, Inc., M.S.W., Inc. and The Bank of New York relating to the 9.25% Senior Notes Due 2003.

-----------------
* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3, Registration No. 333-05555, which became effective on September 30, 1996.



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        BOYD GAMING CORPORATION


Date:  December 16, 1996                By:  /s/ Keith E. Smith
                                            ----------------------------------
                                            Keith E. Smith
                                            Vice President and Controller










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                               INDEX TO EXHIBITS

                                                                                            SEQUENTIALLY
EXHIBIT                                                                                       NUMBERED
NUMBER                                      DESCRIPTION                                        PAGE
------                                      -----------                                        ----
1*      Form of Indenture (including Form of Note) among Registrant, California Hotel and Casino, Boyd Tunica, Inc., Boyd Mississippi, Inc., Boyd Kansas City, Inc.,
        Boyd Kenner, Inc., Mare-Bear, Inc., Sam-Will, Inc., Eldorado, Inc.,
        M.S.W., Inc. and The Bank of New York relating to the 9.25% Senior Notes Due
        2003.........................................................................

------------------------
* Incorporated herein by reference to the Registrant's Registration Statement on Form S-3, Registration No. 333-05555, which became effective on September 30, 1996.





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